As filed with the U.S. Securities and Exchange Commission on December 23, 2008

Registration No. 333-146623

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

on

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVENDA CORPORATION

(Name of small business issuer in its charter)

Delaware	7389	52-1988332
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, 6th Floor

Bethesda, Maryland 20817

(240) 333-6100

(Address and telephone number of principal executive offices)

6901 Rockledge Drive, 6th Floor

Bethesda, Maryland 20817

(Address of principal place of business or intended principal place of business)

Kamran Amjadi

6901 Rockledge Drive, 6th Floor

Bethesda, Maryland 20817

(240) 333-6100

(Name, address and telephone number of agent for service)

Copy to:

John B. Beckman, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street N.W.

Washington, DC 20004

Tel: (202) 637-5600

This Post-Effective Amendment No. 1 to the Registration Statement (333-146623) deregisters all shares of common stock, par value $0.01 per share, of Invenda Corporation held by the selling stockholders for resale pursuant to the Registration Statement which remain unsold.

The Securities and Exchange Commission declared the Registration Statement effective on November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on December 23, 2008.

INVENDA CORPORATION

By:	/s/ Kamran Amjadi
Name:	Kamran Amjadi
Title:	Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ Kamran Amjadi	Chairman and Chief Executive Officer	December 23, 2008
Kamran Amjadi

/s/ Tracy Slavin	Chief Financial Officer	December 23, 2008
Tracy Slavin

/s/ Mehrdad Akhavan	Director	December 23, 2008
Mehrdad Akhavan

/s/ D.P. Venkatesh	Director	December 23, 2008
D.P. Venkatesh